PROJECT STAR TREK

PRESENTATION TO THE INDEPENDENT COMMITTEE OF THE
BOARD OF DIRECTORS OF INTEK GLOBAL CORPORATION


JUNE 7, 1999

1

TABLE OF CONTENTS

SECTION
--------------------------------------------------------------------------------

   1        Introduction

   2        Stock Price Performance

   3        Financial Analyses

APPENDICES

  A         List of Target Markets for the RoameR One Roll-Out

  B         Comparable Company and Comparable Transaction Analyses
--------------------------------------------------------------------------------

1


SECTION 1

INTRODUCTION

1                                                             PROJECT STAR TREK


BEAR STEARNS' ENGAGEMENT

- Bear Stearns has been engaged by the Independent Committee of the Board of Directors of Intek Global Corporation ("Intek" or the "Company") to render an opinion (the "Opinion") as to the fairness, from a financial point of view to the public shareholders of Intek, of the offer by Securicor Communications Ltd. ("Securicor") to purchase all of the outstanding common stock of Intek it does not already own

-   The following activities have been performed by Bear Stearns to date:

    - Performed business and financial due diligence through review of public documents (including 10-Ks, 10-Qs and proxies, among others)

    - Reviewed the Company's historical results of operations, including, on a regular basis, year-to-date financial results with management

    - Visited the Company's facilities and held extensive discussions with senior management and staff regarding Intek's operations, historical financial results and future prospects

    -    Assisted Intek management in refining its business plan

    - Presented our preliminary analyses to the Board of Directors on February 25, 1999

    - Presented our preliminary financial review of the Company to the Independent Committee on several occasions and reviewed informal discussions held with Lazard Freres, Securicor's financial advisor

    - Reviewed the historical prices and trading volume of the common shares of Intek

    - Performed various financial and valuation analyses based on financial projections and operating assumptions provided by the Company's management

    - Developed detailed discounted cash flow financial analyses incorporating management's financial projections and operating assumptions

    - Conducted other studies, analyses and inquiries as we deemed appropriate


CONFIDENTIAL                                                                   1

1                                                             PROJECT STAR TREK


KEY TERMS OF THE PROPOSED TRANSACTION


-------------------------------------------------------------------------------------------------------------------------
PROPOSED TRANSACTION               Purchase of all Intek common shares not already owned by Securicor

OFFER PRICE                        $2.75 per share of Intek common stock in cash

IMPLIED ENTERPRISE VALUE           Approximately $226 million

TERMS OF AGREEMENT                 -   Cash tender offer to commence as soon as
                                       practicable, but in no event later than five business days following the execution of the merger agreement

                                   -   Tender offer is subject to a minimum
                                       condition of receiving a majority of the shares not held by Securicor

                                   - If the conditions of the tender offer are satisfied, but the tender offer does not result in Securicor owning 90% or more of Intek's common shares, the merger will be approved by majority written consent of the shareholders

                                   -   If the ownership reaches the 90% level,
                                       Securicor will execute a "certificate of ownership and merger" to effect the merger

TIMING                             The tender offer will expire 20 business days after it commences, subject to extension



STOCK PRICE PREMIUM                -   113% premium to average stock price of $1.29 for the 30-day period prior to the filing of the amendment to Securicor's Schedule 13-D on January 19, 1999

                                   -   25.7% premium to the closing price of $2.19 on June 4, 1999
--------------------------------------------------------------------------------------------------------------------------


CONFIDENTIAL                                                                   2

BEAR
STEARNS


SECTION 2

STOCK PRICE PERFORMANCE

BEAR
STEARNS                                                        PROJECT STAR TREK


    INTEK PRICE / VOLUME GRAPH - LATEST TWELVE MONTHS

DAILY:  JUNE 5, 1998 TO JUNE 4, 1999
--------------------------------------------------------------------------------

                                [GRAPH]

Annotation       Date         Open      Close      Volume
A              07/29/98       $3.75     $3.63      15,100
B              08/14/98        3.00      2.94       4,800
C              08/24/98        2.50      2.50      21,900
D              10/23/98        1.09      1.38     138,000
E              12/24/98        1.69      1.69      25,200
F              01/19/99        1.44      1.41     121,500
G              02/03/99        1.72      1.94     416,800
H              02/12/99        2.00      2.06      47,100
I              02/16/99        2.06      2.03       4,900
J              02/22/99        2.00      2.13      21,300
K              03/11/99        2.13      2.06      22,700
L              04/20/99        1.75      1.63      25,500
M              05/17/99        2.44      2.44      10,200

Average Closing Stock Price                  $2.07
Median Closing Stock Price                   $1.88
Average Daily Volume                         43,767



A   07/29/98  -  FCC approves Global's Linear Modulation technology for entry into emerging $25 billion VHF refarming market

B   08/14/98  -  Intek Global releases results for the fiscal third quarter of
                 1998; reports revenues of $9.2 million and a net loss of ($9.3) million

C   08/24/98  -  Intek Global announces its intention to sell certain assets of its Radiocoms subsidiary for $8 million in cash

D   10/23/98  -  Intek Global is awarded 181 licenses in Phase II of the FCC's
                 220 MHz auction

E   12/24/98  -  Intek Global releases fiscal 1998 results; reports revenues of $35.7 million and a net loss of ($66.3) million

F   01/19/99  -  Securicor files amendment to Schedule 13-D stating it is considering various alternatives relating to its equity and debt interests in Intek

G   02/03/99  -  Independent Committee of Intek Global announces retention of
                 Bear Stearns as investment banker

H   02/12/99  -  Intek Global releases results for the fiscal first quarter, reports revenues of $5.9 million and a net loss of ($7.4) million

I   02/16/99  -  Intek signs a multi-year product development and manufacturing agreement with Taiwan-based ADI Communications

J   02/22/99  -  Intek Global ships initial $5 million of equipment to NRTC

K   03/11/99  -  Announces agreement with Spain's Teltronic S.A. to develop a
                 UHF digital transmitter

L   04/20/99  -  Securicor communicates an informal indication of interest to the Independent Committee to purchase all of the outstanding common stock of Intek it does not already own at $2.75 per share

M   05/17/99  -  Intek Global releases results for the second fiscal quarter of 1999; reports revenues of $6.7 million and a net loss of
                 ($8.9) million
--------------------------------------------------------------------------------

---------------------
Source: FactSet Research.


CONFIDENTIAL                                                                   3

BEAR
STEARNS                                                        PROJECT STAR TREK



INTEK TRADING VOLUME - LATEST TWELVE MONTHS


JUNE 5, 1998 TO JUNE 4, 1999
--------------------------------------------------------------------------------



% of Total Intek       31.5%           33.2%             15.1%            6.6%           10.1%          3.5%
Trading Volume

Intek Stock Price      $1.00-$1.50     $1.50-$2.00       $2.00-$2.50      $2.50-$3.00    $3.00-$3.50    $3.50-$4.00
Range





CUMULATIVE VOLUME             3,106,400     3,280,800      1,486,200       654,400        995,300         347,700
-----------------------------------------------------------------------------------------------------------------

---------------------
Source:  FactSet Research.


CONFIDENTIAL                                                                   4

BEAR
STEARNS                                                        PROJECT STAR TREK


INTEK COMPARATIVE STOCK PRICE PERFORMANCE - LATEST TWELVE MONTHS

INTEK VERSUS THE RUSSELL 2000 INDEX
DAILY:  JUNE 5, 1998 TO JUNE 4, 1999



------------------------------------------------------------------------------
       Date               Intek                   Russell 2000
------------------------------------------------------------------------------




     6/5/98              100%                          100%
     7/6/98               91                           101
     8/5/98               89                            88
     9/4/98               43                            76
    10/5/98               45                            74
    11/5/98               53                            87
    12/4/98               38                            88
     1/4/99               37                            93
     2/4/99               59                            92
     3/4/99               59                            87
     4/5/99               57                            89
     5/5/99               63                            96
     6/4/99               63                            97



----------------------
Source:  FactSet Research.


CONFIDENTIAL                                                                   5

BEAR
STEARNS


SECTION 3

FINANCIAL ANALYSES

BEAR
STEARNS                                                        PROJECT STAR TREK


   ENTERPRISE VALUE / STOCK PRICE MATRIX

   THE FOLLOWING TABLE ILLUSTRATES THE EQUIVALENT PER SHARE COMMON STOCK PRICES FOR A RANGE OF INTEK ENTERPRISE VALUES FROM $150 MILLION TO $250 MILLION. THIS TABLE IS FOR ILLUSTRATIVE PURPOSES ONLY


COMMON STOCK PRICES PER SHARE                                                       ($ IN MILLIONS, EXCEPT PER SHARE DATA)
---------------------------------------------------------------------------------------------------------------------------

Enterprise Value                                         $150.0        $175.0        $200.0        $225.0        $250.0

Less:  Total Debt(1)                                      (42.9)        (42.9)        (42.9)        (42.9)        (42.9)
Less:  Preferred Stock(1)                                 (36.8)        (36.8)        (36.8)        (36.8)        (36.8)
Plus:  Cash(1)                                              2.3           2.3           2.3           2.3           2.3
                                                         ------        ------        ------        ------        ------

Equity Value                                               72.7          97.7         122.7         147.7         172.7
Diluted Shares Outstanding(2)                              53.5          53.5          53.5          53.5          53.5

PRICE PER SHARE(2)                                       $ 1.36        $ 1.83        $ 2.29        $ 2.76        $ 3.23



PRO FORMA PRICE PER SHARE(3)                             $ 1.41        $ 1.85        $ 2.30        $ 2.74        $ 3.18
(FULLY DRAWN DECEMBER 1998
CONVERTIBLE DEBT FACILITY)
---------------------------------------------------------------------------------------------------------------------------

----------

(1) As of March 31, 1999. Total debt excludes $17.5 million of indebtedness convertible by Securicor into Intek common stock.

(2) Assumes conversion of $17.5 million outstanding under Securicor convertible credit facility as follows: (i) $12.5 million at $1.50 per share, (ii) $2.5 million at $1.81 per share, and (iii) $2.5 million and accrued interest of $0.3 at $1.90 per share. Does not include management stock options.

(3) Pro forma for the impact of $7.5 million of additional borrowings under the Securicor credit facility (fully drawn) and assuming the proceeds are held in cash and the debt is convertible at $2.36 per share, the average closing price over the last 20 trading days ending June 4, 1999.


CONFIDENTIAL                                                                   6

BEAR
STEARNS                                                        PROJECT STAR TREK


   INTEK HISTORICAL AND PROJECTED FINANCIAL RESULTS

   THE SUMMARY CONSOLIDATED FINANCIAL PROJECTIONS BELOW WERE PREPARED BY INTEK'S MANAGEMENT

SELECTED INCOME STATEMENT DATA                   ($ IN MILLIONS)
---------------------------------------------------------------
                         FISCAL YEAR ENDING SEPTEMBER 30,
                       -----------------------------------
                                      ACTUAL
                       -----------------------------------
                        1996           1997           1998
                       -----          -----          -----
Revenues
     Product Sales     $23.0          $38.6          $28.5
     Service Income      0.9            3.7            7.1
                       -----          -----          -----
TOTAL REVENUES          23.9           42.3           35.7
Growth Rate               NA           76.9%         (15.6%)

Gross Profit
     Product Sales      $3.1           $0.8           $8.4
     Service Income      0.7            1.9           (0.2)
                       -----          -----          -----
TOTAL GROSS PROFIT       3.8            2.7            8.2
Margin                  16.0%           6.4%          23.0%

EBITDA                 ($8.9)        ($21.5)        ($18.8) (1)
Margin                 (37.3%)        (50.7%)        (52.7%)

OPERATING INCOME      ($10.4)        ($25.9)        ($25.5) (1)
Margin                 (43.6%)        (61.3%)        (71.4%)

NET INCOME TO COMMON   ($9.1)         ($28.0)       ($30.4) (1)
Margin                 (38.0%)        (66.2%)        (85.2%)
-------------------------------------------------------------------


SELECTED INCOME STATEMENT DATA                                                             ($ IN MILLIONS)
----------------------------------------------------------------------------------------------------------
                                                 FISCAL YEAR ENDING SEPTEMBER 30,
                     -------------------------------------------------------------------------------------
                                                           PROJECTED
                     -------------------------------------------------------------------------------------
                       1999           2000           2001          2002            2003           2004
                      -----          -----          -----          -----          ------         ------
Revenues
     Product Sales    $39.0          $51.5          $69.3          $88.7          $100.1         $105.5
     Service Income     5.5           18.0           35.7           64.6           100.9          134.8
                      -----          -----          -----          -----          ------         ------
TOTAL REVENUES         44.5           69.6          105.0          153.3           201.0          240.3
Growth Rate            25.0%          56.2%          51.0%          46.0%           31.1%          19.6%

Gross Profit
     Product Sales     $9.8           $8.5           $5.6           $4.5            $5.6          $10.5
     Service Income     1.3            7.3           20.8           44.4            74.7          103.7
                      -----          -----          -----          -----          ------         ------
TOTAL GROSS PROFIT     11.1           15.8           26.4           48.9            80.3          114.2
Margin                 25.0%          22.7%          25.1%          31.9%           40.0%          47.5%

EBITDA               ($12.7)         ($8.8)         ($9.2)         $2.9            $29.5          $63.8
Margin                (28.5%)        (12.7%)         (8.8%)         1.9%            14.7%          26.5%

OPERATING INCOME     ($18.8)        ($15.8)        ($18.0)        ($9.6)          $12.7          $45.0
Margin                (42.3%)        (22.7%)        (17.2%)        (6.2%)           6.3%          18.7%

NET INCOME TO COMMON  ($28.8)        ($25.2)       ($29.6)        ($24.3)         ($3.9)          $32.8
Margin                 (64.6%)        (36.2%)       (28.2%)        (15.8%)         (2.0%)          13.6%
------------------------------------------------------------------------------------------------------------------------


--------------
(1) Excludes a restructuring charge of $1.6 million and an impairment of long-lived assets charge of $34.4 million in fiscal 1998.


CONFIDENTIAL                                                                   7

BEAR
STEARNS                                                        PROJECT STAR TREK


   INTEK HISTORICAL AND PROJECTED FINANCIAL RESULTS

   THE SUMMARY CONSOLIDATED FINANCIAL PROJECTIONS BELOW WERE PREPARED BY INTEK'S MANAGEMENT

SELECTED BALANCE SHEET AND CASH FLOW DATA                                  ($ IN MILLIONS)
------------------------------------------------------------------------------------------
                                                       FISCAL YEAR ENDING SEPTEMBER 30,
                                                      -----------------------------------
                                                                   ACTUAL
                                                      -----------------------------------
                                                        1996         1997        1998
                                                        -----        ----        ----
SELECTED BALANCE SHEET DATA
Cash & Equivalents                                       $0.4        $10.1        $5.7

Total Current Assets                                     33.4         34.4        31.2

Property, Plant & Equipment, net                          6.6         21.6        23.6

Total Assets                                             50.3        112.6        80.1

Total Current Liabilities                               $38.7        $13.1       $20.3

Total Debt (including current maturities)                66.2         26.7        38.6

Preferred Stock                                           0.0         21.0        35.5

Stockholders' Equity (Deficit)                          (21.3)        53.8        (8.5)

SELECTED CASH FLOW DATA
Capital Expenditures                                    ($1.7)       ($9.2)      ($7.1)

License Acquisition Costs                                 0.0         (2.0)       (8.3)

Sales of Sites and Licenses                               0.0          0.0         0.0
-----------------------------------------------------------------------------------------


SELECTED BALANCE SHEET AND CASH FLOW DATA                                                                   ($ IN MILLIONS)
---------------------------------------------------------------------------------------------------------------------------
                                                                            FISCAL YEAR ENDING SEPTEMBER 30,
                                                      ---------------------------------------------------------------------
                                                                                    PROJECTED
                                                      ---------------------------------------------------------------------
                                                      1999        2000         2001        2002         2003        2004
                                                      -----       -----        -----      ------       ------       -----
SELECTED BALANCE SHEET DATA
Cash & Equivalents                                      $0.5        $0.5         $0.5        $0.5         $0.5        $0.5

Total Current Assets                                    25.4        13.7         15.7        18.7         20.5        22.4

Property, Plant & Equipment, net                        22.3        21.7         29.8        42.2         51.2        52.9

Total Assets                                            75.0        58.2         64.9        78.7         87.9        89.8

Total Current Liabilities                              $32.5       $32.0        $51.8       $70.1        $64.0       $77.8

Total Debt (including current maturities)               54.2        64.8         92.4       120.3        124.1        85.3

Preferred Stock                                         38.3        41.4         44.8        48.5         52.6        57.0

Stockholders' Equity (Deficit)                         (32.1)      (57.6)       (87.3)     (111.5)      (115.5)      (82.7)

SELECTED CASH FLOW DATA
Capital Expenditures                                   ($7.5)      ($7.0)      ($15.2)     ($23.2)      ($24.1)     ($18.8)

License Acquisition Costs                               (7.5)        0.0          0.0         0.0          0.0         0.0

Sales of Sites and Licenses                              5.0         5.0          0.0         0.0          0.0         0.0
------------------------------------------------------------------------------------------------------------------------------


CONFIDENTIAL                                                                   8

BEAR
STEARNS                                                        PROJECT STAR TREK


   MANAGEMENT'S FINANCIAL PROJECTIONS - ROAMER ONE


SELECTED FINANCIAL DATA                                                                                          ($ IN MILLIONS)
--------------------------------------------------------------------------------------------------------------------------------
                                                        FISCAL YEAR ENDING SEPTEMBER 30,
                         -------------------------------------------------------------------------------------------------
                                                                              PROJECTED
                         ACTUAL          ---------------------------------------------------------------------------------
                           1998           1999           2000           2001           2002           2003            2004
                         ------          ------         ------        -------        -------        -------        -------
Number of Markets            NA               6             22             38             54             60             60
Year-End Subscribers     10,500          22,486         58,245        124,572        221,767        325,743        410,346



REVENUES                   $1.2            $8.1          $24.6          $55.7          $96.6         $135.7         $161.8
Growth                       NA           570.0%         213.2%         126.0%          73.6%          40.4%          19.3%



GROSS PROFIT              ($3.8)          ($1.9)          $2.0          $11.2          $31.1          $59.7          $89.3
Margin                       NM           (23.7%)          8.1%          20.1%          32.2%          44.0%          55.2%



EBITDA                   ($10.4)          ($5.2)         ($8.8)         ($9.9)          $0.6          $25.9          $58.2
Margin                       NM           (64.5%)        (35.6%)        (17.8%)          0.7%          19.1%          36.0%



OPERATING INCOME         ($11.5)          ($9.2)        ($14.6)        ($17.9)        ($10.9)         $10.0          $40.2
Margin                       NM          (113.6%)        (59.4%)        (32.2%)        (11.3%)          7.4%          24.8%
--------------------------------------------------------------------------------------------------------------------------------


CONFIDENTIAL                                                                   9

BEAR
STEARNS                                                        PROJECT STAR TREK


   MANAGEMENT'S FINANCIAL PROJECTIONS - MIDLAND


SELECTED FINANCIAL DATA                                                                                     ($ IN MILLIONS)
----------------------------------------------------------------------------------------------------------------------------
                                                              FISCAL YEAR ENDING SEPTEMBER 30,
                           -------------------------------------------------------------------------------------------------
                                                                              PROJECTED
                           ACTUAL         ----------------------------------------------------------------------------------
                           1998           1999            2000            2001           2002           2003           2004
                           -----          -----           -----           -----          -----          -----          -----
REVENUES                   $15.4          $29.4           $40.6           $44.5          $51.5          $58.5          $69.2

Growth                        NA           91.3%           38.2%            9.6%          15.6%          13.5%          18.4%



GROSS PROFIT                $5.4           $7.2           $12.5           $13.8          $16.5          $18.8          $22.2

Margin                      35.2%          24.5%           30.9%           31.1%          32.1%          32.2%          32.1%



EBITDA                     ($1.2)         ($2.3)           $2.5            $2.9           $4.2           $5.1           $6.4

Margin                      (7.7%)         (5.5%)           6.2%            6.5%           8.2%           8.7%           9.3%



OPERATING INCOME           ($1.4)         ($2.6)           $1.5            $1.8           $3.1           $3.9           $5.4

Margin                      (8.9%)         (8.8%)           3.6%            3.9%           6.0%           6.7%           7.9%
--------------------------------------------------------------------------------------------------------------------------------


CONFIDENTIAL                                                                  10

BEAR
STEARNS                                                        PROJECT STAR TREK


   MANAGEMENT'S FINANCIAL PROJECTIONS - LM TECHNOLOGY



SELECTED FINANCIAL DATA                                                                                  ($ IN MILLIONS)
------------------------------------------------------------------------------------------------------------------------
                                                        FISCAL YEAR ENDING SEPTEMBER 30,
                       ------------------------------------------------------------------------------------------------
                                                                          PROJECTED
                       ACTUAL           -------------------------------------------------------------------------------
                        1998            1999           2000           2001           2002           2003           2004
                       -----            ----           ----           ----           ----           ----           ----
REVENUES                 $0.2           $2.5           $5.0           $5.9           $6.5           $8.4          $11.0
Growth                     NA             NM           21.0%          16.7%          10.8%          30.0%          30.0%



GROSS PROFIT             $0.1           $1.7           $2.0           $2.3           $2.6           $3.4           $4.4
Margin                   47.4%          65.4%          40.0%          40.0%          40.0%          40.0%          40.0%



EBITDA                 ($3.9)           $0.1           $0.7           $1.2           $1.5           $2.2           $2.9
Margin                     NM            2.6%          14.5%          21.2%          23.7%          26.6%          26.6%



OPERATING INCOME        ($4.2)         ($0.4)          $0.2           $0.7           $1.0           $1.7           $2.3
Margin                     NM          (17.3%)          4.2%          12.1%          15.1%          19.8%          21.2%
------------------------------------------------------------------------------------------------------------------------------


CONFIDENTIAL                                                                  11

BEAR
STEARNS                                                        PROJECT STAR TREK


INTEK VALUATION METHODOLOGY

- In performing our analyses, we relied upon the financial projections and operating assumptions developed by Intek management within the framework of the Company's long-term business plan

- Comparable company and comparable transaction multiple benchmarks are not meaningful (see Appendix B)

    - There is a lack of comparable companies given Intek's distinct mix of business units - network operator, equipment distributor and research and development division

    - Due to the lack of near-term operating income and EBITDA, applying comparable company and comparable transaction multiple benchmarks results in a negative enterprise valuation

    - Comparable company multiples to long-term forward EBITDA are not reliable

    - Revenue multiples can also be misleading as Intek's three business units have different inherent gross and operating margins

- As a result, we have used a discounted cash flow analysis, which we believe is the appropriate analytical technique to value the Company


CONFIDENTIAL                                                                  12

BEAR
STEARNS                                                        PROJECT STAR TREK


DISCOUNTED CASH FLOW ANALYSIS

-   We performed a discounted cash flow analysis over a time horizon through
    2004

    - Cash flows are discounted to March 31, 1999 to value the Company based on the latest balance sheet information and to account for the year-to-date results of operations

- The year 2004 terminal multiple is based on Intek's growth prospects at that time

    -   RoameR One markets will be rolled out through 2003

    - We selected a range of exit EBITDA multiples (7.0x - 9.0x) which would otherwise imply a very high 8% - 12% perpetual growth rate but would be appropriate given the then expected near-term growth of the Company

    - However, we have also taken into account the capacity constraints faced by RoameR One in each of its markets as well as RoameR One's focus on low-end, simplex mobile communications

- We used a range of discount rates from 15.0% - 18.0% based on our analysis of the weighted average cost of capital of other PCS and wireless companies similar to Intek

- We assumed a "normalized" tax rate of 40%, as the Company will become a full tax payer once its net operating losses are fully utilized

- We separately calculated the present value of the tax savings resulting from utilization of the Company's net operating loss carryforwards


CONFIDENTIAL                                                                  13

BEAR
STEARNS                                                        PROJECT STAR TREK


    INTEK CONSOLIDATED FREE CASH FLOWS

    THE FOLLOWING TABLE IS BASED UPON MANAGEMENT'S FINANCIAL PROJECTIONS

PROJECTED INTEK FREE CASH FLOWS                                                                                      ($ IN MILLIONS)
====================================================================================================================================
                                                                           PROJECTED FISCAL YEAR ENDING SEPTEMBER 30,
                                                           -----------------------------------------------------------------------
                                                           1999(1)       2000         2001         2002         2003         2004
                                                           ------      -------      -------      -------      -------      -------
EBITDA                                                     $ (3.4)     $  (8.8)     $  (9.2)     $   2.9      $  29.5      $  63.8

   Less:  Depreciation & Amortization                        (4.1)        (7.0)        (8.8)       (12.4)       (16.8)       (18.8)
                                                           ------      -------      -------      -------      -------      -------
EBIT                                                         (7.6)       (15.8)       (18.1)        (9.6)        12.7         45.0

   Less:  Income Taxes(2)                                     0.0          0.0          0.0          0.0         (5.1)       (18.0)
                                                           ------      -------      -------      -------      -------      -------
Unlevered Net Income                                         (7.6)       (15.8)       (18.1)        (9.6)         7.6         27.0

   Plus:  Depreciation & Amortization                         4.1          7.0          8.8         12.4         16.8         18.8

   Plus:  Decrease/(Increase) in Net Working Capital          3.6          6.3          3.4          3.5          3.4          1.7

   Less:  Capital Expenditures(3)                            (0.3)        (2.0)       (15.2)       (23.2)       (24.1)       (18.8)
                                                           ------      -------      -------      -------      -------      -------
Unlevered Free Cash Flow                                     (0.1)        (4.6)       (21.1)       (16.9)         3.7         28.6

Terminal Multiple of 2004 EBITDA                              8.0x                                                           510.1

------------------------------------------------------------------------------------------------------------------------------------

----------
(1) 1999 represents 6 months ended September 30, 1999.

(2) Assumes tax rate of 40% once the Company achieves positive income.

(3) Net of proceeds from sale of sites and licenses to NRTC, which total $5 million in both 1999 and 2000.


CONFIDENTIAL                                                                  14

BEAR
STEARNS                                                        PROJECT STAR TREK


WEIGHTED AVERAGE COST OF CAPITAL

- The weighted average cost of capital was calculated based on the following PCS and wireless companies:

    -   Aerial Communications

    -   Clearnet Communications

    -   Nextel Communications

    -   Omnipoint Corp.

    -   Powertel Inc.

    -   United States Cellular Corp.

    -   Western Wireless Corp.


-   Key assumptions include:

    - Cost of equity of 25.2% is computed based on the Capital Asset Pricing Model using the following inputs:

        -   long-term risk-free rate of 5.9% (20-year Treasury Bond)(1)

        - unlevered beta of 1.22 based on the average of other PCS and wireless companies(2)

        -   levered beta of 1.95 based on Intek's target capital structure(2)

        -   equity risk premium of 8.2%(3)

        -   micro-capitalization equity size premium of 3.3%(3)

    -   After-tax cost of debt of 8.4%(4)

    -   Target debt / equity ratio of 100%(5)

    -   Normalized tax rate of 40%

-   WACC is estimated to be approximately 16.8%


----------
(1) Based on straight line interpolation of 10-year and 30-year Treasury bond yields on June 4, 1999.

(2) Beta analysis is based on historical betas from Barra beta book, calculated using 5-year monthly data.

(3) Source: Ibbotson Associates 1998.

(4) Based on current bond yields of wireless companies with public high yield debt.

(5) Based on current capital structures and equity research reports for other PCS and wireless companies.


CONFIDENTIAL                                                                  15

BEAR
STEARNS                                                        PROJECT STAR TREK


DISCOUNTED CASH FLOW VALUATION (BEFORE NOL TAX BENEFIT)

ENTERPRISE VALUE                                                 ($ IN MILLIONS)
================================================================================
                                        2004 EBITDA MULTIPLE
                           -----------------------------------------------------
       DISCOUNT RATE        7.0X                8.0X                  9.0X
       -------------       ------              ------                ------
           15.0%           $193.2              $222.7                $252.3

           16.0             183.5               211.7                 239.9

           17.0             174.4               201.3                 228.2

           18.0             165.8               191.5                 217.2
--------------------------------------------------------------------------------


EQUITY VALUE                                                     ($ IN MILLIONS)
================================================================================
                                        2004 EBITDA MULTIPLE
                           -----------------------------------------------------
       DISCOUNT RATE        7.0X                8.0X                  9.0X
       -------------       ------              ------                ------
           15.0%           $115.8              $145.4                $175.0

           16.0             106.2               134.4                 162.6

           17.0              97.1               124.0                 150.9

           18.0              88.5               114.2                 139.8
--------------------------------------------------------------------------------


CONFIDENTIAL                                                                  16

BEAR
STEARNS                                                        PROJECT STAR TREK


VALUATION OF NET OPERATING LOSS BENEFIT

- The net operating loss valuation analysis calculates the present value of the tax savings generated by the application of net operating loss carryforwards to future income

- We valued separately the Company's U.S. and U.K. net operating loss tax benefits

-   Key assumptions include:

    -   Marginal tax rate of 40% in both the U.S. and U.K.

    - Assumed pre-tax income growth rate beyond 2004 of 10.3%, which represents the midpoint of the perpetual growth rate implied by the discounted cash flow analysis (see page 22)

    - Discount rate of 14%, which represents the Company's pre-tax cost of debt

- Aggregate present value of the U.S. and U.K. net operating loss tax savings is estimated at approximately $26.4 million


CONFIDENTIAL                                                                  17

BEAR
STEARNS                                                        PROJECT STAR TREK


VALUATION OF U.S. NET OPERATING LOSS BENEFIT

U.S. NET OPERATING LOSS CARRYFORWARDS                                                                         ($ IN MILLIONS)
=============================================================================================================================
                                                           PROJECTED FISCAL YEAR ENDING SEPTEMBER 30,
                                ---------------------------------------------------------------------------------------------
                                 1999(1)     2000       2001       2002       2003      2004       2005       2006      2007
                                -------   --------   --------   --------   --------   --------   --------   -------   -------
Income (Loss) Before Taxes      $  (8.2)  $  (22.3)  $  (26.9)  $  (21.5)  $   (1.6)  $   34.9   $   38.5   $  42.4   $  46.8



NOL Beginning Balance(2) (3)       72.6       80.9      103.2      130.1      151.7      153.3      118.4      79.9      37.5

NOLs Added/(Utilized)               8.2       22.3       26.9       21.5        1.6      (34.9)     (38.5)    (42.4)    (37.5)
                                   ----      -----      -----      -----      -----      -----      -----     -----     -----
NOL Ending Balance                 80.9      103.2      130.1      151.7      153.3      118.4       79.9      37.5       0.0



Tax Savings (at 40%)                0.0        0.0        0.0        0.0        0.0       13.9       15.4      17.0      15.0

---------------------------------------
PRESENT VALUE OF TAX SAVINGS    $  24.6
---------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

----------
(1) Figures for 1999 represent 6 months ended September 30, 1999.

(2) The Company has a limitation of $0.8 million per year on net operating losses generated prior to Securicor's acquisition of its interest in Intek in 1996, which constituted a "change in ownership" under Section 382 of the Internal Revenue Code.

(3) Balance as of March 31, 1999 includes (i) NOL balance at 9/30/98 of $58.6 million and (ii) year-to-date pre-tax losses, excluding portion attributable to U.K. operations. Source: 1998 10-K and 10-Q dated 3/31/99.


CONFIDENTIAL                                                                  18

BEAR
STEARNS                                                        PROJECT STAR TREK


VALUATION OF U.K. NET OPERATING LOSS BENEFIT

U.K. NET OPERATING LOSS CARRYFORWARDS                                                    ($ IN MILLIONS)
========================================================================================================
                                               PROJECTED FISCAL YEAR ENDING SEPTEMBER 30,
                                ------------------------------------------------------------------------
                                1999(1)     2000       2001       2002       2003       2004       2005
                                ------     ------     ------     ------     ------     ------     ------
Income (Loss) Before Taxes       $(1.0)    $  0.2     $  0.7     $  1.0     $  1.7     $  2.3     $  2.6



NOL Beginning Balance(2)           7.4        8.4        8.2        7.5        6.5        4.8        2.5

NOLs Added/(Utilized)              1.0       (0.2)      (0.7)      (1.0)      (1.7)      (2.3)      (2.5)
                                 -----     ------     ------     ------     ------     ------     ------
NOL Ending Balance                 8.4        8.2        7.5        6.5        4.8        2.5        0.0



Tax Savings (at 40%)               0.0        0.1        0.3        0.4        0.7        0.9        1.0

--------------------------------------
PRESENT VALUE OF TAX SAVINGS     $ 1.8
--------------------------------------
--------------------------------------------------------------------------------------------------------

----------
(1) Figures for 1999 represent 6 months ended September 30, 1999.

(2) Balance as of March 31, 1999 includes (i) NOL balance at 9/30/98 of $6.4 million and (ii) year-to-date pre-tax losses attributable to U.K. operations. Source: 1998 10-K and 10-Q dated 3/31/99.


CONFIDENTIAL                                                                  19

BEAR
STEARNS                                                        PROJECT STAR TREK


INTEK VALUATION ANALYSIS

TOTAL ENTERPRISE VALUE                                           ($ IN MILLIONS)
================================================================================
                                           2004 EBITDA MULTIPLE
                             --------------------------------------------------
       DISCOUNT RATE          7.0X                 8.0X                   9.0X
       -------------         ------               ------                 ------
           15.0%             $219.6               $249.1                 $278.7

           16.0               209.9                238.1                  266.3

           17.0               200.8                227.7                  254.6

           18.0               192.2                217.9                  243.5
--------------------------------------------------------------------------------


TOTAL EQUITY VALUE                                               ($ IN MILLIONS)
================================================================================
                                           2004 EBITDA MULTIPLE
                             --------------------------------------------------
       DISCOUNT RATE          7.0X                 8.0X                   9.0X
       -------------         ------               ------                 ------
           15.0%             $142.2               $171.8                 $201.4

           16.0               132.6                160.8                  189.0

           17.0               123.5                150.4                  177.3

           18.0               114.9                140.6                  166.2
--------------------------------------------------------------------------------


CONFIDENTIAL                                                                  20

BEAR
STEARNS                                                        PROJECT STAR TREK


INTEK VALUATION ANALYSIS

SHARE PRICE
==========================================================================
                                         2004 EBITDA MULTIPLE
                             ---------------------------------------------
       DISCOUNT RATE         7.0X                  8.0X               9.0X
       -------------        -----                 -----              -----
           15.0%            $2.64                 $3.15              $3.67

           16.0              2.47                  2.96               3.46

           17.0              2.31                  2.78               3.25

           18.0              2.16                  2.61               3.06
--------------------------------------------------------------------------


IMPLIED PERPETUAL GROWTH RATE(1)
==========================================================================
                                          2004 EBITDA MULTIPLE
                             ---------------------------------------------
       DISCOUNT RATE         7.0X                  8.0X               9.0X
       -------------        -----                 -----              -----
           15.0%              8.1%                  8.9%               9.5%

           16.0               9.0                   9.8               10.5

           17.0              10.0                  10.8               11.4

           18.0              10.9                  11.7               12.4
--------------------------------------------------------------------------


----------
(1) Growth rate beyond 2004 implied by the discount rate and year 2004 terminal multiple.


CONFIDENTIAL                                                                  21

BEAR
STEARNS





APPENDICES

BEAR
STEARNS





APPENDIX A

LIST OF TARGET MARKETS FOR THE
ROAMER ONE ROLL-OUT

BEAR
STEARNS                                                        PROJECT STAR TREK


TARGET ROAMER ONE MARKETS

1ST TIER MARKETS
===================================================================================
         MSA                       POPS                MSA                   POPS
-----------------------         ----------      ------------------        ---------
1. New York                     19,938,492      25. Milwaukee             1,642,658
2. Los Angeles                  15,495,155      26. Sacramento            1,632,133
3. Chicago                       8,599,774      27. Norfolk               1,540,252
4. Washington-Baltimore          7,164,519      28. Indianapolis          1,492,297
5. San Francisco                 6,605,428      29. SAN ANTONIO           1,490,111
6. Philadelphia                  5,973,463      30. Columbus              1,447,646
7. Boston                        5,563,475      31. Orlando               1,417,291
8. Detroit                       5,284,171      32. CHARLOTTE             1,321,068
9. DALLAS                        4,574,561      33. NEW ORLEANS           1,312,890
10. HOUSTON                      4,253,428      34. Salt Lake City        1,219,842
11. Atlanta                      3,541,230      35. Las Vegas             1,201,073
12. Miami                        3,514,403      36. Buffalo               1,175,240
13. SEATTLE                      3,320,829      37. Hartford              1,144,574
14. Cleveland                    2,913,430      38. GREENSBORO            1,141,238
15. Minneapolis                  2,765,116      39. Providence            1,124,044
16. PHOENIX                      2,746,703      40. Nashville             1,117,178
17. San Diego                    2,655,463      41. Rochester             1,088,037
18. St. Louis                    2,548,238      42. Memphis               1,078,151
19. Pittsburgh                   2,379,411      43. AUSTIN                1,041,330
20. Denver                       2,277,401      44. OKLAHOMA CITY         1,026,657
21. Tampa Bay                    2,199,231      45. RALEIGH               1,025,253
22. Portland                     2,078,357      46. Grand Rapids          1,015,099
23. Cincinnati                   1,920,931      47. Jacksonville          1,008,633
24. Kansas City                  1,690,343
-----------------------------------------------------------------------------------

----------
Based on June 1996 Bureau of Census data.

Note:  Bold designates MSAs located in NRTC states.


CONFIDENTIAL                                                                  22

BEAR
STEARNS                                                        PROJECT STAR TREK


TARGET ROAMER ONE MARKETS (CONT.)

2ND TIER MARKETS
=======================================================================================
         MSA                           POPS                MSA                   POPS
-----------------------             ----------      ------------------        ---------
1. West Palm Beach                  992,840         28. Mobile                 518,975
2. LOUISVILLE                       991,765         29. Wichita                512,965
3. Dayton                           950,661         30. MCALLEN                495,594
4. Richmond                         935,174         31. Charleston             495,143
5. Greenville                       896,679         32. Columbia               488,207
6. Birmingham                       894,702         33. Fort Wayne             475,299
7. Albany                           878,527         34. Colorado Springs       472,924
8. Honolulu                         871,766         35. Johnson City           458,229
9. Fresno                           861,753         36. Daytona Beach          456,464
10. TUCSON                          767,873         37. Melbourne              453,998
11. TULSA                           756,493         38. Augusta                453,612
12. Syracuse                        745,691         39. Lancaster              450,834
13. EL PASO                         684,446         40. Lansing                447,538
14. OMAHA                           681,698         41. Chattanooga            446,096
15. ALBUQUERQUE                     670,092         42. Kalamazoo              444,428
16. Knoxville                       649,277         43. LEXINGTON              441,073
17. Scranton                        628,073         44. Lakeland               440,954
18. Bakersfield                     622,729         45. Des Moines             427,436
19. Harrisburg                      614,755         46. Jacksonville           421,068
20. Allentown                       614,304         47. Modesto                415,786
21. Toledo                          611,417         48. SPOKANE                404,920
22. Youngstown                      598,582         49. Saginaw                403,301
23. Springfield                     576,561         50. Canton                 402,928
24. BATON ROUGE                     567,388         51. Madison                395,366
25. Little Rock-North Little Rock   548,352         52. Pensacola              385,820
26. Stockton                        533,392         53. Santa Barbara          385,573
27. Sarasota                        528,803
--------------------------------------------------------------------------------------

----------
Based on June 1996 Bureau of Census data.

Note:  Bold designates MSAs located in NRTC states.


CONFIDENTIAL                                                                  23

BEAR
STEARNS





APPENDIX B

COMPARABLE COMPANY AND
COMPARABLE TRANSACTION
ANALYSES

BEAR
STEARNS                                                        PROJECT STAR TREK


SELECTED COMPARABLE COMPANY FORWARD MULTIPLES

                                                                                                      ($ IN MILLIONS)
=====================================================================================================================
                                                                            PROJECTED FISCAL YEAR
                                         ENTERPRISE     -------------------------------------------------------------
                                          VALUE(1)        1999      2000       2001       2002       2003      2004
                                         ----------      -----     -----      -----      ------     ------    ------
CELLULAR COMPANIES

WESTERN WIRELESS                           $ 3,162
EV / Revenues                                             4.5x       3.5x       2.9x        2.5x      2.3x       2.1x
EV / EBITDA                                              37.8       12.8        7.9         6.0       5.0        4.5

UNITED STATES CELLULAR                     $ 4,806
    EV / Revenues                                         3.7x       3.3x       3.0x        2.8x      2.6x        NM
    EV / EBITDA                                            NM        NM         7.6         6.8       6.2         NM

PCS COMPANIES

AERIAL COMMUNICATIONS                      $ 1,537
    EV / Revenues                                         6.7x       4.3x       3.1x        2.4x      2.0x       1.8x
    EV / EBITDA                                            NM        NM        55.1        10.7       6.0        4.5
CLEARNET                                  C$ 2,302
    EV / Revenues                                         6.0x       4.0x       2.9x        2.3x      1.9x       1.6x
    EV / EBITDA                                            NM      767.2       15.1         7.4       4.6        3.6
NEXTEL COMMUNICATIONS                      $20,981
    EV / Revenues                                         9.7x       4.9x       4.1x        3.6x      3.3x       3.2x
    EV / EBITDA                                          36.6       18.8       12.2         9.7       8.5        7.9
OMNIPOINT CORPORATION                      $ 3,707
    EV / Revenues                                        11.9x       6.8x       4.6x        3.3x      2.6x       2.1x
    EV / EBITDA                                            NM        NM         NM         24.0      12.7        6.8
POWERTEL                                   $ 1,798
    EV / Revenues                                         6.3x       4.4x       3.3x        2.7x      2.2x       1.9x
    EV / EBITDA                                            NM       48.3       18.0        10.4       7.2        5.4

---------------------------------------------------------------------------------------------------------------------
HARMONIC MEAN
    EV / Revenues                                         6.1x       4.2x       3.3x        2.7x      2.4x       2.0x
    EV / EBITDA                                          37.2       26.1       12.5         8.9       6.5        5.1
---------------------------------------------------------------------------------------------------------------------
ROAMER ONE / LMT OPERATING DATA
    Revenues                                            $10.6      $29.6      $61.6      $103.1     $144.1    $172.8
    EBITDA                                               (5.1)      (8.1)      (8.7)        2.1       28.1      61.1

INTEK ENTERPRISE VALUE(2)                  $ 226.1
    Less Implied Midland USA Enterprise
      Value (3)                               10.9
                                           -------
    Implied RoameR One / LMT Enterprise    $ 215.2
    Value

---------------------------------------------------------------------------------------------------------------------
ROAMER ONE / LMT IMPLIED MULTIPLES
    EV / Revenues                                        20.3x       7.3x       3.5x        2.1x       1.5x      1.2x
    EV / EBITDA                                            NM        NM         NM        102.5        7.7       3.5
---------------------------------------------------------------------------------------------------------------------


Source: Revenues and EBITDA projections for comparable companies are taken from selected Wall Street equity research reports.

(1) As of June 4, 1999.

(2) Intek's Enterprise Value of $226.1 million based on Securicor's offer price of $2.75 per share.

(3) Equals Midland USA revenues multiplied by harmonic mean of revenues for distributors and manufacturers of telecommunications equipment (0.4x in 1999, 0.3x in 2000).


CONFIDENTIAL                                                                  24

BEAR
STEARNS                                                        PROJECT STAR TREK


SELECTED COMPARABLE COMPANY FORWARD MULTIPLES

                                                                 ($ IN MILLIONS)
================================================================================
                         ENTERPRISE                  PROJECTED FISCAL YEAR
                          VALUE(1)                 1999                 2000
                          --------                 ----                 ----
ANDREW CORP.               $1,338
    EV / Revenues                                   1.7x                 1.5x
    EV / EBITDA                                     9.7                  7.8

ANICOM                       $324
    EV / Revenues                                   0.5x                  NA
    EV / EBITDA                                     7.7                   NA

ANIXTER INTERNATIONAL      $1,038
    EV / Revenues                                   0.4x                 0.4x
    EV / EBITDA                                     7.8                  7.3

AUDIOVOX                     $197
    EV / Revenues                                   0.1x                 0.1x
    EV / EBITDA                                     3.2                  2.2

GLENAYRE TECHNOLOGIES        $213
    EV / Revenues                                   0.6x                 0.5x
    EV / EBITDA                                     5.6                  2.9

TESSCO TECHNOLOGIES          $102
    EV / Revenues                                   5.4x                 4.5x
    EV / EBITDA                                    86.0                 63.5

-----------------------------------------------------------------------------
HARMONIC MEAN
    EV / Revenues                                   0.4x                 0.3x
    EV / EBITDA                                     7.0                  4.6
-----------------------------------------------------------------------------


----------
Source: Revenues and EBITDA projections for comparable companies are taken from Wall Street research reports.

(1) As of June 4, 1999.

(2) Enterprise Value is based on Securicor's offer price of $2.75 per share.


CONFIDENTIAL                                                                  25

BEAR
STEARNS                                                        PROJECT STAR TREK


SELECTED COMPARABLE M&A TRANSACTIONS

===================================================================================================================================
                                                                                                          ENTERPRISE VALUE /
                                                         DATE      ENTERPRISE   EQUITY VALUE /  -----------------------------------
                  ACQUIROR / TARGET                    ANNOUNCED      VALUE       BOOK VALUE    LTM REVENUES  LTM EBITDA   LTM EBIT
                  -----------------                    ---------   ----------   --------------  ------------  ----------   --------
Alltel / 360 Communications Co.                         3/16/98     $6,106.7         8.1x            4.7x        14.3x       24.8x


American Cellular / PriCellular                         3/9/98       1,319.0         6.0             7.3         20.0        35.4


Rural Cellular / Atlantic Cellular Corporation          2/13/98        256.0          NA             6.4         12.4          NA


AirTouch Communications / US West Cellular Division     1/29/98      5,481.7        15.4             4.2         11.1        16.7


Price Communications / Palmer Wireless                  5/23/97        883.3         3.0             5.6         12.6        20.4


Blackstone Group / CommNet Cellular                     5/28/97        748.0         8.9             6.1         17.6        36.0

----------------------------------------------------------------------------------------------------------------------------------
HARMONIC MEAN                                                                        6.3x            5.5x        14.1x       24.4x
----------------------------------------------------------------------------------------------------------------------------------


INTEK                                                                 $226.1(1)       NM             7.3x          NM          NM
----------------------------------------------------------------------------------------------------------------------------------

----------
(1) Enterprise Value is based on Securicor's offer price of $2.75 per share.


CONFIDENTIAL                                                                  26

BEAR
STEARNS                                                        PROJECT STAR TREK


SELECTED COMPARABLE M&A TRANSACTIONS

=================================================================================================================================
                                                                                                          ENTERPRISE VALUE /
                                                                                                      ---------------------------
                                                                                           EQUITY
                                                                  DATE      ENTERPRISE     VALUE /      LTM        LTM       LTM
   ACQUIROR / TARGET          TARGET BUSINESS DESCRIPTION       ANNOUNCED     VALUE      BOOK VALUE   REVENUES    EBITDA     EBIT
   -----------------          ---------------------------       ---------     -----      ----------   --------    ------    -----
Arrow Electronics /
 Richey Electronics        Electronic components distribution     1/7/99     $176.7         2.2x        0.7x       3.4x      3.7x

Anicom Inc. /
 Texcan Cable              Cable and wire distribution            9/22/98      48.8         2.3x        0.4x       6.8x      7.5x

Digital Microwave /
 Innova Corp.              Wireless communication equipment
                             distribution                         7/23/98     120.3         2.5x        2.5x      32.6x     83.9x


United Stationers Inc. /
 Azerty                    Office supplies distribution           2/10/98     115.2         0.5x        0.3x       9.1x     10.0x

Unisource Worldwide /
 National Sanitary Supply  Industrial products distribution       8/11/97     155.9         2.0x        0.5x      10.8x     16.3x

---------------------------------------------------------------------------------------------------------------------------------
HARMONIC MEAN                                                                               1.3x        0.5x       7.4x      8.6x
---------------------------------------------------------------------------------------------------------------------------------

INTEK                                                                        $226.1(1)       NM         7.3x        NM        NM
---------------------------------------------------------------------------------------------------------------------------------


----------
(1) Enterprise Value is based on Securicor's offer price of $2.75 per share.


CONFIDENTIAL                                                                  27